Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2018 Share Plan and 2019 Share Incentive Plan of Molecular Data Inc. of our report dated June 30, 2020, with respect to the consolidated financial statements of Molecular Data Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Shanghai, the People’s Republic of China

July 2, 2020